Exhibit 23.1


          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 18, 1997 included in Trend-Lines, Inc.'s Form 10-K for the year ended March 1, 1997 and to all references to our firm included in this registration statement.




                              ARTHUR ANDERSEN LLP


Boston, Massachusetts
October 20, 1997